Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 31 2012, Penson Financial Services, Inc. (“PFSI”), the U.S. broker-dealer subsidiary of Penson Worldwide, Inc. (the “Company”) completed the sale of certain assets of its futures clearing business to Knight Execution & Clearing Services LLC (“Knight”) for an initial purchase price of $5.0 million in cash, which is subject to certain adjustments and earnout provisions.

The following pro forma condensed consolidated financial information has been developed by applying pro forma adjustments to the historical financial statements of the Company. The following unaudited pro forma condensed consolidated balance sheet data as of March 31, 2012 of the Company has been prepared to give effect to the transaction as if the sale of certain assets of PFSI’s futures division had occurred on March 31, 2012. The following unaudited pro forma condensed consolidated statements of operations of the Company for the quarter ended March 31, 2012 and year ended December 31, 2011 have been prepared to give effect to the transaction as if the sale of certain assets of PFSI’s futures division had occurred on January 1, 2011.

The unaudited pro forma condensed consolidated financial information includes pro forma adjustments that are factually supportable and directly attributable to the transaction. In addition, with respect to the unaudited pro forma condensed consolidated statements of operations, only those unaudited pro forma adjustments that are expected to have a continuing impact on the consolidated results have been included. The pro forma adjustments do not include the effects of additional transactions that may occur subsequent to the sale of certain assets of PFSI’s futures division.

The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that the Company believes are reasonable under the circumstances. The Company is still evaluating the impact of any adjustments and earnout provisions and therefore cannot yet determine the gain or loss that will be recognized. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The following unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results that might have occurred had the sale of the assets taken place on March 31, 2012 for balance sheet purposes, or on January 1, 2011 for statement of operations purposes, and is not intended to be a projection of future results. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed consolidated financial information.

The Unaudited pro forma condensed consolidated financial information should be read in conjunction with the following documents (i) The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and (ii) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

Penson Worldwide, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition

As of March 31, 2012

(In thousands)

	Historical Penson Worldwide, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS

Cash and cash equivalents	$22,599	$3,291	(a)(b)	$25,890
Cash and securities — segregated under federal and other regulations	2,719,217	(234,447	)(a)	2,484,770
Receivable from broker-dealers and clearing organizations	395,381	(27,566	)(a)	367,815
Receivable from customers, net	1,012,107	(2,101	)(a)	1,010,006
Receivable from correspondents	82,108	(3,819	)(a)	78,289
Securities borrowed	363,104	—		363,104
Securities owned, at fair value	32,201	—	(a)	32,201
Deposits with clearing organizations	555,629	(476,780	)(a)	78,849
Property and equipment, net	20,246	(2,996	)(a)	17,250
Other assets	76,318	(5,293	)(a)	71,025
Assets held-for-sale	1,683,918	—		1,683,918

Total assets	$6,962,828	$(749,711)		$6,213,117

LIABILITIES AND STOCKHOLDERS’ EQUITY

Payable to broker-dealers and clearing organizations	$354,847	$(14,594	)(a)	$340,253
Payable to customers	3,806,637	(732,297	)(a)	3,074,340
Payable to correspondents	129,546	—		129,546
Short-term bank loans	88,500	—		88,500
Notes payable	265,454	—		265,454
Securities loaned	577,353	—		577,353
Securities sold, not yet purchased, at fair value	571	—		571
Accounts payable, accrued and other liabilities	74,955	(7,820)		67,135
Liabilities associated with assets held-for-sale	1,636,415	—		1,636,415

Total liabilities	6,934,278	(754,711)		6,179,567

Commitments and contingencies

STOCKHOLDERS’ EQUITY

Preferred stock	—	—		—
Common stock	328	—		328
Additional paid-in capital	282,823	—		282,823
Accumulated other comprehensive income	4,597	—		4,597
Accumulated deficit	(201,349)	5,000	(b)	(196,349)
Treasury stock	(57,849)	—		(57,849)

Total stockholders’ equity	28,550	5,000		33,550

Total liabilities and stockholders’ equity	$6,962,828	$(749,711)		$6,213,117

Penson Worldwide, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Quarter Ended March 31, 2012

(In thousands, except per share amounts)

	Historical Penson Worldwide, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Clearing and commission fees	$19,223	$(4,762	)(c)	$14,461
Technology	5,252	—	(c)	5,252
Interest, gross	12,271	(755	)(c)	11,516
Other	(2,985)	(1,638	)(c)	(4,623)

Total revenues	33,761	(7,155)		26,606
Interest expense from securities operations	4,481	(21	)(c)	4,460

Net revenues	29,280	(7,134)		22,146

Expenses
Employee compensation and benefits	19,996	(3,153	)(c)	16,843
Floor brokerage, exchange and clearance fees	7,966	(524	)(c)	7,442
Communications and data processing	16,893	(1,930	)(c)	14,963
Occupancy and equipment	4,590	(807	)(c)	3,783
Bad debt expense	2,692	(47	)(c)	2,645
Other expenses	10,595	(530	)(c)	10,065
Interest expense on long-term debt	9,538	—	(c)	9,538

	72,270	(6,991)		65,279

Loss from continuing operations before income taxes	(42,990)	(143)		(43,133)
Income tax benefit	97	—		97

Loss from continuing operations	$(43,087)	$(143)		$(43,230)

Loss per share from continuing operations- basis and diluted	$(1.54)			$(1.55)

Penson Worldwide, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2011

(In thousands, except per share amounts)

	Historical Penson Worldwide, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Clearing and commission fees	$104,359	$(21,298	)(c)	$83,061
Technology	22,055	—	(c)	22,055
Interest, gross	81,541	(4,916	)(c)	76,625
Other	30,853	(3,164	)(c)	27,689

Total revenues	238,808	(29,378)		209,430
Interest expense from securities operations	21,476	(1,278	)(c)	20,198

Net revenues	217,332	(28,100)		189,232

Expenses
Employee compensation and benefits	75,907	(11,786	)(c)	64,121
Floor brokerage, exchange and clearance fees	35,765	(2,297	)(c)	33,468
Communications and data processing	60,450	(7,286	)(c)	53,164
Occupancy and equipment	22,917	(3,122	)(c)	19,795
Bad debt expense	50,640	(91	)(c)	50,549
Goodwill and intangible asset impairment	137,421	(18,639	)(c)	118,782
Other expenses	26,421	(2,151	)(c)	24,270
Interest expense on long-term debt	40,942	—	(c)	40,942

	450,463	(45,372)		405,091

Loss from continuing operations before income taxes	(233,131)	17,272		(215,859)
Income tax expense (benefit)	(10,064)	743	(c)	(9,321)

Loss from continuing operations	$(223,067)	$16,529		$(206,538)

Loss per share from continuing operations—basis and diluted	$(7.92)			$(7.33)

Penson Worldwide, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Historical Penson Worldwide, Inc.

These amounts represent our condensed consolidated historical statement of financial condition and statement of operations information. Amounts for the quarter ended March 31, 2012 were derived from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amounts for the year ended December 31, 2011 were derived from our 2011 Annual Report on Form 10-K.

Pro Forma Adjustments

The pro forma adjustments reflect the sale of certain assets of PFSI’s futures division. Under the terms of the Asset Purchase Agreement, Knight paid to the Company $5.0 million in cash, subject to certain adjustments and earnout provisions.

Pro Forma Adjustments

(a) Amounts represent the balance sheet effects of the sale of certain assets of PFSI’s Futures division.

(b) Amount represents cash proceeds received of $5.0 million.

(c) Amounts represent the income statement effects of the sale of certain assets of PFSI’s Futures division. The Company’s pro forma income taxes for each period presented were calculated excluding income tax impacts associated with PFSI’s Futures division.